Exhibit 77 (C)


                 Matters Submitted to a Vote of Security Holders

 Voting Results of the Matters Submitted to a Vote of the Pax World High Yield
        Fund Shareholders at the Pax World High Yield Fund Annual Meeting
                       of Shareholders held June 12, 2003.

              Quorum Needed: 50%; Outstanding Shares Voted: 95.42%

1. BOARD OF DIRECTORS: To elect five members to the Board of Directors, each to hold office until the next Annual Meeting of the Shareholders of the Fund or until a successor shall have been chosen and shall have qualified.

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     DIRECTOR/TRUSTEE          % FOR            % WITHHELD            PASSED
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Carl H. Doerge, Jr.            98.49               1.51                Yes
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Thomas W. Grant                92.51               7.49                Yes
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James M. Large, Jr.            98.53               1.47                Yes
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Laurence A. Shadek             92.44               7.56                Yes
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Esther J. Walls                99.27               0.74                Yes
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2. SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS: At the Meeting, the votes cast for, against and abstaining from voting with respect to the ratification of the selection of Ernst & Young LLP as Independent Public Accountants were as follows:

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           % FOR             % AGAINST           % ABSTAIN            PASSED
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           98.85                0.54               0.62                Yes
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3. CERTIFICATE OF INCORPORATION: At the Meeting, the votes cast for, against and abstaining from voting with respect to vote on certain proposed changes to the Fund's Certificate of Incorporation were as follows:

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          % FOR              % AGAINST          % ABSTAIN            PASSED
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          57.41                1.40                0.75                Yes
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4. IN THEIR DISCRETION, ON ALL OTHER BUSINESS: At the Meeting, the votes cast for, against and abstaining from voting with respect to transact such other business as may properly come before such Meeting or any adjournment thereof

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           % FOR             % AGAINST          % ABSTAIN            PASSED
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           90.58                6.92               2.50                Yes
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